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                                                                      EXHIBIT 21

                   Subsidiaries of Plastic Containers, Inc.


                                                Jurisdiction
                                                     of
                                                Incorporation
                                                -------------

        Continental Plastic Containers, Inc.      Delaware

        Continental Caribbean Containers, Inc.    Delaware


        Neither of the above listed subsidiaries has any subsidiaries.